Exhibit 10.5

ALLMARINE CONSULTANTS CORPORATION

2007 STOCK INCENTIVE PLAN

1.

Purpose. The Allmarine Consultants Corporation 2007 Stock Incentive Plan (the “Plan”) is intended to provide Allmarine Consultants Corporation, a Nevada corporation (the “Company”), with a means of attracting and retaining the services of key persons and to advance the interests of the Company and its stockholders by affording to certain persons, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company, by providing (a) to the officers and other employees of the Company and any present or future parent or subsidiaries of the Company (collectively, “Related Companies”) opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as “incentive stock options” (“ISO” or “ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) to directors, officers, employees and consultants to the Company and Related Companies opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); (c) to directors, officers, employees and consultants to the Company and Related Companies opportunities to make direct purchases of stock in the Company (“Purchases”); and (d) to directors, officers, employees and consultants of the Company and Related Companies awards of stock in the Company (“Awards”). Both ISOs and Non-Qualified Options are referred to hereinafter individually as an “Option” and collectively as “Options”. Options, authorizations to make Purchases and Awards are referred to hereafter collectively as “Stock Rights”. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.

2.

Administration of the Plan.

(a) Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may appoint a Compensation Committee (the “Committee”) to administer the Plan consisting of two or more persons. The Board, if it deems it advisable, may cause such Committee to consist solely of persons who qualify as both (i) “non-employee directors”, within the meaning of Rule 16b-3 or any successor provision (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors”, within the meaning of Section 162(m)(4)(C)(i) of the Code. To the extent required by Rule 16b-3, with respect to specific grants of Stock Rights, the Plan shall be administered in accordance with Rule 16b-3. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Companies (from among the class of employees eligible under Paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, authorizations to make Purchases and Awards may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price, in the case of ISOs, shall not be less than the minimum price specified in Paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Paragraph 7) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as vesting, forfeiture, rights of first refusal and repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Nothing contained herein shall limit the right or authority of the Board to act on all matters as to which authority is or may be granted to the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(b) Committee Action. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if no Committee has been appointed or if the Board determines to act in lieu of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c) Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board consistent with the provisions of Paragraph 2(a) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of the Plan applicable to other eligible persons. Consistent with the provisions of Paragraph 2(a) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act solely in his capacity as a member of the Committee and not as a member of the Board, upon the granting to him of Stock Rights, it being understood that, except as otherwise required by applicable law, such member may take part in a vote or action by the Board itself (rather than by the Committee if then constituted and acting), and that any such member who does not so act may nevertheless be counted in determining the existence of a quorum at any meeting of the Board during which action is taken, with respect to the granting to him of Stock Rights.

3.

Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Company. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, authorizations to make Purchases and Awards may be granted to any director (whether or not an employee), officer, employee, or consultant to the Company or any Related Company. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant such individual a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

4.

Stock. The stock subject to Options, Purchases and Awards shall be authorized but unissued shares of Common Stock of the Company, par value $0.001 per share (“Common Stock”), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,530,000 shares, subject to adjustment as provided in Paragraph 13. Any such shares may be issued as Awards or pursuant to exercises of ISOs or Non-Qualified Options, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such aggregate number, as adjusted or amended from time to time by a vote of stockholders or otherwise pursuant to Paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Stock Rights under the Plan. The maximum number of shares as to which Options may be granted to any particular individual in any calendar year shall be 150,000, subject to adjustment as provided in Paragraph 13.

5.

Granting of Stock Rights.

(a) Stock Rights may be granted under the Plan at any time on or after August 29, 2007 and prior to August 28, 2017. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Paragraph 16.

(b) Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Stock Rights pursuant to the Plan are in all respects subject to approval of the Plan, and the Plan and such Stock Rights granted under it shall be of no force or effect unless and until, and no Stock Rights granted hereunder shall in any way vest or become exercisable in any respect unless and until, approval of the Plan is obtained, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval, in form and substance satisfactory to counsel for the Company. In the event that such stockholder approval as aforesaid has not been received by the first anniversary of the date of adoption of the Plan by the Board, then in such event the Plan and any Stock Rights granted under the Plan shall become null and void, and, upon the occurrence of such stockholder approval, the Plan and such Stock Rights shall become effective as of the date of the adoption by the Board of the Plan or the grant of such Stock Rights, as the case may be.

6.

Minimum ISO Price; ISO Limitations.

(a) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

(b) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Company and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase, pursuant to the exercise of incentive stock options (that is, ISOs), more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. This provision is intended to impose the annual vesting limitation contained in Section 422(b)(7) of the Code and shall be interpreted consistently therewith. Any Options granted to an employee in excess of such amount will be treated as Non-Qualified Options.

(c) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

7.

Option Duration. Subject to earlier termination as provided in Paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company. Subject to earlier termination as provided in Paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Paragraph 16.

8.

Exercise of Option. Subject to the provisions of Paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

(a) Full Vesting or Partial Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

(b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

(c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(b)(7) of the Code, as described in Paragraph 6(b).

9.

Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Companies other than by reason of death or disability as defined in Paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Company to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Companies, so long as the optionee continues to be an employee of the Company or any Related Company. No grant shall constitute an employment contract. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Company for the length of any vesting schedule or for any portion thereof or for any other period of time.

10.

Death; Disability.

(a) Death. If an ISO optionee ceases to be employed by the Company and all Related Companies by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

(b) Disability. If an ISO optionee ceases to be employed by the Company and all Related Companies by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

11.

Transferability. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an optionee (other than any intended to qualify as ISOs) to be on terms which permit transfer by such optionee to Family Members (as defined below) of the optionee, provided that (i) any such transfer is not a transfer for value, (ii) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Paragraph 11, (iii) the specific transfer must be approved by the Committee, and (iv) subsequent transfers of the transferred Options shall be prohibited (except for a transfer to a Family Member of the optionee from another Family Member of the optionee which otherwise complies with the foregoing requirements). For purposes hereof, a “Family Member” of an optionee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, brother-in-law, or sister-in-law, of the optionee, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee of the optionee), a trust in which above-described Family Members have more than fifty percent of the beneficial interest, a foundation in which such above-described Family Members (or the optionee) control the management of assets, and any other entity in which such above-described Family Members (or the optionee) own more than fifty percent of the voting interests. The following transactions shall not be deemed transfers for value: (A) a transfer under a domestic relations order in settlement of marital property rights; and (B) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the optionee) in exchange for an interest in that entity. Except with respect to Options that shall be transferred in accordance with this Paragraph 11, all Options shall be exercisable during the lifetime of the grantee only by him. Following a transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, for purposes of Paragraph 16, the term “optionee” or “grantee” shall be deemed to refer to the transferee. The events of termination of employment under Paragraph 9 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 9, and the Company shall have no obligation to provide notice to a transferee of any early termination of an Option on account of termination of the employment of the original optionee or otherwise. The original optionee shall remain subject to withholding taxes upon exercise.

12.

Terms and Conditions. Options and other Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Paragraphs 5 through 11 hereof, as applicable, and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options or issued or otherwise acquired pursuant to other Stock Rights. Without limiting the foregoing, the Committee may provide in connection with the grant of a Stock Right for the termination and/or cancellation of such Stock Right if the grantee's employment shall be terminated for cause, and/or for the acceleration of vesting and/or termination of a Stock Right upon the occurrence of a “Change of Control” (as the same may be defined in any such grant instrument). In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, and/or to such termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.

Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him under the Plan shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

(a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company under the Plan (the “Successor Board”), shall, as to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options, or make provision for the exchange of such Options for, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (less the exercise price thereof not paid); or (ii) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days from the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value (determined as of the date in question in a manner consistent with Paragraph 6(c)) of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) accelerate the date of exercise of such Options or of any installment of any such Options; or (vi) terminate all Options in exchange on an equitable basis for the grant of similar stock options for the purchase of shares of capital stock of any successor corporation; or (vii) any combination of any of the foregoing referred to in clauses (i) through (vi) above.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

(d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

(e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

(f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

(h) Adjustments. Upon the happening of any of the foregoing events described in Subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Paragraph 4 that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan, and the maximum number of shares as to which Options may be granted to any one individual, as provided in Paragraph 4, shall also be appropriately adjusted to reflect the events described in such Subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Paragraph 13 and, subject to Paragraph 2, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made under the Plan receives shares or securities or cash in connection with a corporate transaction described in Subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.

Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise (determined as of the date in question in a manner consistent with Paragraph 6(c)) to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest Applicable Federal Rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Committee, by delivery (including by telecopier) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.

Term and Amendment of Plan. The Plan shall expire on August 28, 2017 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Paragraph 13); (b) the provisions of Paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of Paragraph 6(a) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this Paragraph 15, in no event may action of the Board or stockholders amending the Plan alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

16.

Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

17.

Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

18.

Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

19.

Withholding of Income Taxes. Upon the exercise of a Non-Qualified Option, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in Paragraph 20), the exercise of an Option transferred by the original optionee in accordance with Paragraph 11, the Award of vested shares of Common Stock, or the vesting of restricted Common Stock acquired pursuant to a Stock Right under the Plan, the Company, may require the optionee, purchaser, grantee or original optionee to pay to the Company in cash an amount equal to all applicable withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Purchase of Common Stock for less than its fair market value, (iii) the Award of vested shares of Common Stock, (iv) the vesting of restricted Common Stock acquired pursuant to a Stock Right, or (v) the exercise of a transferred Option, on the grantee's payment of such amount.

20.

Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

21.

Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.